Exhibit 99.1

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of October 23, 2017, is made and entered into by and between Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (the “Company”), and QH RE Asset Company LLC, a Qatar limited liability company (“QHREAC”).

RECITALS

WHEREAS, QHREAC wishes to purchase (the “Purchase”), and the Company wishes to issue, upon the terms and conditions set forth in this Agreement, that number of shares of common stock, par value $0.01 per share (the “Common Stock”), set forth opposite QHREAC’s name in column (3) on Schedule 1 hereto (the “Purchased Common Shares”).

WHEREAS, the parties hereto are executing the Purchase in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, the Company and QHREAC hereby agree as follows:

1. Sale and Purchase of Purchased Common Shares.

(a) Closing. On October 23, 2017 (the “Closing Date”), the Company shall issue and sell to QHREAC, and QHREAC shall purchase for cash the Purchased Common Shares at a purchase price equal to $18.44 per share. The aggregate purchase price for the Purchased Common Shares to be subscribed for by QHREAC on the Closing date (the “Common Share Purchase Price”) shall be the amount set forth opposite QHREAC’s name in column (4) of Schedule 1 hereto.

(b) Common Share Purchase Price. On the Closing Date, at such place and time as mutually agreed to between the parties, (i) QHREAC shall pay the Common Share Purchase Price to the Company for the Purchased Common Shares, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company, upon receipt of the Common Share Purchase Price, shall deliver to QHREAC the Purchased Common Shares (allocated in the amounts as QHREAC shall request in writing), duly executed on behalf of the Company and registered in the name of QHREAC or its designee.

2. QHREAC’s Representations and Warranties.

QHREAC represents, warrants and agrees as follows:

(a) Organization and Good Standing. QHREAC is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization and Power. QHREAC has the requisite power and authority, corporate or otherwise, to enter into and perform this Agreement, including completing the Purchase. The execution, delivery and performance of this Agreement by QHREAC and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company and/or other action, and no further consent or authorization of QHREAC or its board of directors, stockholders, partners or other Person, as the case may be, is required. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(c) No Public Sale or Distribution. QHREAC is subscribing for the Purchased Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. QHREAC is subscribing for the Purchased Common Shares hereunder in the ordinary course of its business. QHREAC does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute the Purchased Common Shares.

(d) Accredited Investor/Qualified Institutional Buyer Status. QHREAC is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and has accurately completed the Accredited Investor Questionnaire attached hereto as Exhibit A, and (ii) a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act.

(e) Reliance on Exemptions. QHREAC understands that the Purchased Common Shares are being offered and issued to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and QHREAC’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of QHREAC set forth herein in order to determine the availability of such exemptions and the eligibility of QHREAC to subscribe for the Purchased Common Shares.

(f) Information. (i) QHREAC and its advisors, if any, have been furnished with, or had access to, all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Common Shares that have been requested by QHREAC as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company. QHREAC and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by QHREAC or its advisors, if any, or its representatives shall modify, amend or affect QHREAC’s right to rely on the Company’s representations and warranties contained herein. QHREAC understands that its investment in the Purchased Common Shares involves a high degree of risk and is able to afford a complete loss of such investment. QHREAC has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Common Shares. QHREAC has not relied on any such advice furnished by or on behalf of the Company in connection with the transactions contemplated hereby.

(g) Ownership of shares of Common Stock and shares of Series B Preferred Stock. Immediately prior to the completion of the Purchase, QHREAC on behalf of itself and its parent, Qatar Investment Authority (“QIA”), is the record owner of 8,823,529 shares of Common Stock and 8,000,000 shares of 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”).

(h) No Governmental Review. QHREAC understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Common Shares or the fairness or suitability of the investment in the Purchased Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Common Shares.

(i) Transfer or Resale. QHREAC understands that the Purchased Common Shares are “restricted securities” under applicable U.S. federal securities laws and that the Securities Act and the rules of the Commission provide in substance that QHREAC may dispose of the Purchased Common Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and QHREAC understands that, except as provided in the Registration Rights Agreement (as defined below), the Company has no obligation or intention to register the offer and resale of any of the Purchased Common Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Consequently, QHREAC understands that QHREAC must bear the economic risks of the investment in the Purchased Common Shares for an indefinite period of time.

(j) Legends. QHREAC understands that the certificates or other instruments representing the Purchased Common Shares, except as set forth below, shall bear any legend as required by Section 7.2.9 of the Company’s charter and by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (E) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION, PROVIDED THAT IN THE CASE OF (C), (D) OR (E) ABOVE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING, REASONABLY SATISFACTORY TO THE ISSUER. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Purchased Common Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Purchased Common Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Purchased Common Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Purchased Common Shares can be sold, assigned or transferred pursuant to Rule 144.

(k) Validity; Enforcement.

(i) This Agreement has been duly and validly authorized, executed and delivered on behalf of QHREAC and shall constitute the legal, valid and binding obligation of QHREAC enforceable against QHREAC in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ii) The Registration Rights Agreement in respect of 8,823,529 shares of Common Stock, between the Company and QHREAC, dated September 18, 2015, as amended pursuant to Section 5 (the “Registration Rights Agreement”) has been duly and validly authorized, executed and delivered on behalf of QHREAC and constitutes the legal, valid and binding obligation of QHREAC enforceable against QHREAC in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies

(l) No Conflicts. The execution, delivery and performance by QHREAC of this Agreement and the consummation by QHREAC of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of QHREAC pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which QHREAC is a party or by which QHREAC is bound or to which any of the property or assets of QHREAC is subject, (ii) result in any violation of the organizational documents of QHREAC or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the ability of QHREAC to perform its obligations hereunder.

(m) Residency. QHREAC is a resident of that jurisdiction specified below its address on Schedule 1 hereto.

(n) No General Solicitation. QHREAC acknowledges that the Purchased Common Shares were not offered to QHREAC by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which QHREAC was invited by any of the foregoing means of communications.

(o) Brokers. To the knowledge of QHREAC, there are no brokerage or finder’s fees or commissions that are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person or entity with respect to the transactions contemplated by this Agreement.

(p) OFAC; Prohibited Investments; Etc.

(i) To the best of the knowledge of QHREAC, none of (A) QHREAC; (B) any Person controlling or controlled by QHREAC; (C) if QHREAC is a privately held entity, any Person having a beneficial interest in QHREAC; (D) if QHREAC is not the beneficial owner of all of the Purchased Common Shares, any Person having a beneficial interest in the Purchased Common Shares; or (E) any Person for whom QHREAC is acting as agent or nominee in connection with this investment in the Purchased Common Shares: (1) bears a name that appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (“OFAC”), or any other list maintained by any other applicable sanctions authority in any jurisdiction in which the Company may conduct its business, from time to time; (2) is located, organized or resident in a country or territory that is the subject of any economic or financial sanctions or trade embargoes administered or enforced by OFAC (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); (3) is a foreign shell bank; or (4) resides in or whose subscription funds are or will be transferred from or through an account in a non-cooperative jurisdiction. QHREAC agrees to notify promptly the Company of any change in information affecting this representation and covenant.

(ii) QHREAC also acknowledges that the Company will not accept the investment of funds by natural persons or entities acting, directly or indirectly, in contravention of any applicable money laundering regulations or conventions of the United States or other international jurisdictions, or on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization for Economic Cooperation and Development, Financial Action Task Force, OFAC, the Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency or the U.S. Internal Revenue Service, all as may be amended from time to time (“Prohibited Investments”).

(iii) QHREAC is wholly owned by QIA, a governmental authority of the State of Qatar. No one other than QIA has a beneficial interest in QHREAC. QHREAC is not organized or chartered under the laws of, a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 of the Uniting and Strengthening America by

Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 as warranting special measures due to money laundering concerns. QHREAC will not contribute subscription funds that originate from, or will be or have been routed through, an account maintained by a foreign shell bank, an “off-shore bank,” or a bank organized or chartered under the laws of a non-cooperative jurisdiction.

(iv) QHREAC acknowledges that the Company is, or may in the future become subject to, money laundering statutes, regulations and conventions of the United States or other international jurisdictions, and QHREAC agrees to execute instruments, provide information or perform any other acts as may reasonably be requested by the Company for the purpose of: (A) carrying out due diligence as may be required by applicable law to establish the identity of (1) QHREAC, (2) any underlying beneficial owner(s) of QHREAC and (3) any investors, partners, members, directors, officers, beneficiaries or grantors of QHREAC, and any underlying beneficial owner(s) of such investors, partners, members, directors, officers, beneficiaries or grantors, as applicable; (B) maintaining records of identities, or verifications or certifications as to identities; and (C) taking any other actions as may be required to comply with and remain in compliance with money laundering, sanctions, anti-corruption or related statutes, regulations or conventions applicable to the Company.

(q) No Disqualifying Events. QHREAC represents and certifies that, after due inquiry, for purposes of Rule 506(d) and Rule 506(e) of the Securities Act (collectively, the “Bad Actor Rule”), neither QHREAC nor any Person who beneficially owns or will beneficially own QHREAC’s Purchased Common Shares is subject to any disqualifying event, including without limitation any conviction, order, judgment, decree, suspension, expulsion or bar described in the Bad Actor Rule, whether such event occurred or was issued before, on or after September 23, 2013, and QHREAC agrees to notify the Company immediately upon becoming aware that the foregoing is not, or is no longer, complete and accurate in every material respect. The Company may require additional information from QHREAC or QHREAC’s beneficial owners to satisfy its due diligence obligations under the Bad Actor Rule.

(r) Tax Matters. QHREAC either (i) is treated as an integral part of a foreign sovereign within the meaning of Section 892 of the Code and the Treasury Regulations promulgated thereunder or (ii) is wholly owned, directly or indirectly, by one or more integral parts of a foreign sovereign within the meaning of Section 892 of the Code and the Treasury Regulations promulgated thereunder. QHREAC is acquiring the Purchased Common Shares for its own account and not for the benefit of any individual, any entity treated as an individual under Section 542 of the Code, or any entity directly or indirectly owned by any individual or entity treated as an individual under Section 542 of the Code. QHREAC will be the beneficial owner of the Purchased Common Shares.

(s) Tax Forms. At the Closing, QHREAC shall provide the Company with a properly completed and executed Internal Revenue Service Form W-8EXP, W-8BEN-E, or other appropriate Form W-8. In the event that any such form expires or otherwise becomes ineffective, or the information contained on such form becomes incorrect, the relevant party shall promptly replace such form with a properly completed and executed replacement form.

3. Representations and Warranties of the Company.

The Company represents and warrants to QHREAC that:

(a) Filed Documents; Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Filed Documents”). As of their respective filing dates, the Filed Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the Filed Documents, and none of the Filed Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Filed Documents comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Filed Documents present fairly the information required to be stated therein; the Company’s ratios of earnings to fixed charges and, if applicable, ratios of earnings to combined fixed charges and preferred stock dividends (actual and, if any, pro forma) included in the Filed Documents have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission; and the other financial information of the Company included in Filed Documents has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby. The interactive data in eXtensible Business Reporting Language included in the Filed Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) No Material Adverse Change. Except as disclosed in the Filed Documents, since the date of the most recent financial statements of the Company included in the Filed Documents, (i) there has not been any change in the capital stock (other than the issuance of shares of common stock upon exercise of stock options and warrants or vesting of restricted stock units described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Filed Documents), short-term debt or long-term debt of the Company or any of its subsidiaries (other than under the revolving credit facilities and repurchase facilities described in the Filed Documents or short-term indebtedness incurred in the ordinary course of business), or, except for the regular quarterly dividends on the shares of common stock in amounts per share that are consistent with past practice, any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any change, effect or circumstance, which has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”); (ii) neither the Company nor any of its subsidiaries has (1) entered into any transaction or agreement except in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole or (2) incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except (A) any liability or obligation in the ordinary course of business, (B) indebtedness as described in the Filed Documents, and (C) immaterial increases in the principal amount outstanding under revolving credit facilities and repurchase facilities which are described in the Filed Documents; and (iii) neither the Company nor any of its subsidiaries has (1) made any material Tax election or settled and/or compromised any Tax liability, (2) prepared any Returns in a manner which is inconsistent with the past practices of the Company or any of its subsidiaries, as applicable, with respect to the treatment of items on such Returns, (3) incurred any material liability for Taxes other than in the ordinary course of business, or (4) filed an amended Return or a claim for refund of Taxes with respect to the income, operations or property of the Company or any of its subsidiaries. For purposes of this Agreement, “Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including all United States federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result of (i) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (ii) a contractual obligation to indemnify any person or other entity, and “Returns” shall mean any return, declaration, report, estimate, claim for refund, information return or statement related to Taxes, including any schedule or attachment thereto and including any amendment thereof required to be filed in respect of any Taxes.

(c) Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is now engaged and in which it proposes to be engaged as described in the Filed Documents, except where the failure to be so qualified or in good standing or have such power or authority does not or would not reasonably be expected to have a Company Material Adverse Effect.

(d) Capitalization. The Company’s charter provides that the Company may issue up to 450,000,000 shares of Common Stock and up to 50,000,000 shares of preferred stock, $0.01 par value per share. On the date hereof, prior to the issuance of the Purchased Common Shares, 105,451,235 shares of Common Stock, 8,000,000 shares of Series B Preferred Stock, and 6,900,000 shares of 8.00% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, were issued and outstanding. All the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Filed Documents and other than the issuance of shares of common stock upon exercise of stock options and warrants or vesting of restricted stock units under existing equity incentive plans described in the Filed Documents, there are no outstanding rights (including, without limitation, pre-emptive rights), restricted stock units, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Filed Documents; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(e) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(f) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as (i) such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) enforceability of the indemnification and contributions provisions set forth in this Agreement may be limited by the federal or state securities laws of the United States or the public policy underlying such laws.

(g) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) enforceability of the indemnification and contributions provisions set forth in the Registration Rights Agreement may be limited by the federal or state securities laws of the United States or the public policy underlying such laws

(h) The Purchased Common Shares. The Purchased Common Shares have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, and fully paid and nonassessable, free and clear of any lien, charge, encumbrance, security interest, rights of first refusal, preemptive or similar rights, and other encumbrances with respect to the issue thereof. The form of certificates used to represent the Purchased Common Shares, where the Purchased Common Shares are represented by certificates, complies in all material respects with any applicable requirements of the charter, bylaws and other organizational documents of the Company and all applicable statutory requirements and, with respect to the form of certificates used to represent the Purchased Common Shares, where such Purchased Common Shares are represented by certificates, with the requirements of the New York Stock Exchange (the “Exchange”).

(i) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(j) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Purchased Common Shares, and the consummation of the transactions contemplated hereby does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(k) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Purchased Common Shares and the consummation of the transactions contemplated hereby, except for (i) such as has been obtained or made and (ii) registrations or qualifications as may be required by the Commission or under applicable state securities laws.

(l) Legal Proceedings. Except as described in the Filed Documents, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Company Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Filed Documents or described in the Filed Documents that are not so filed as exhibits to the Filed Documents or described in the Filed Documents.

(m) Accuracy of Disclosure. The descriptions in the Filed Documents of statutes, legal, governmental and regulatory proceedings and organizational documents, contracts, benefit plans, and other documents are accurate in all material respects.

(n) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Purchased Common Shares and the application of the proceeds thereof will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(o) Taxes.

(i) Payment of Taxes. All material Taxes and Tax liabilities due and payable by or with respect to the income, assets or operations of the Company and its subsidiaries have been timely paid in full. All material Taxes incurred but not yet due and payable (i) for periods covered by the Financial Statements have been accrued and adequately disclosed on the Financial Statements in accordance with the United States generally accepted accounting principles and practices, as in effect from time to time and applied consistently throughout the periods involved, and (ii) for periods not covered by the Financial Statements have been accrued on the books and records of the Company and the Company Subsidiaries.

(ii) U.S. Real Property Interest. Neither the Common Stock nor the Series B Preferred Stock is currently or is currently expected to become United States real property interests within the meaning of Section 897(c) of the Code.

(iii) Other Tax Matters.

(1) Neither the Company nor any of its subsidiaries has been within the past five years or is currently the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality (and no such audit is pending or contemplated), nor has the Company or any of its subsidiaries received any written notices from any taxing authority relating to any issue which could reasonably be expected to affect the Tax liability of the Company or any of its subsidiaries.

(2) Neither the Company nor any of its subsidiaries (A) has entered into an agreement or waiver (that has not expired) or has been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its subsidiaries or (B) is presently contesting the Tax liability of the Company or any of its subsidiaries before any court, tribunal or agency.

(3) All material Taxes that the Company or any of its subsidiaries is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

(4) No written claim has been made by any taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Returns that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction.

(p) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(q) Description of Organization and Method of Operations. The description of the Company’s organization and method of operation and its qualification and taxation as a REIT set forth in the Filed Documents is accurate and presents fairly the matters referred to therein; the Company’s operating policies and investment guidelines described in the Filed Documents accurately reflect in all material respects the operation of the Company’s business, and no material deviation from such guidelines or policies is currently contemplated.

(r) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(s) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) and 15d-15 of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization;

(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Filed Documents fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As disclosed in the Filed Documents, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(t) Shell Company. The Company is not, and has not previously been at any time, a “shell company” (as such term is defined in Rule 405 under the Securities Act).

(u) No General Solicitation. Neither the Company, nor any of its subsidiaries or affiliates, nor, to the Company’s knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Purchased Common Shares.

(v) Anti-Corruption Matters. The Company has not obtained or induced directly or indirectly through any party the procurement of QHREAC’s investment in the Purchased Common Shares (the “Relevant Investment”) or any contract, consent, right, interest, privilege or other obligation or benefit related to the Relevant Investment or a favorable relationship with QHREAC or its affiliates through any violation of law or regulation applicable to the Company or its respective affiliates in any jurisdiction in which they carry on business, nor has it given or agreed to give to any Person, either directly or indirectly, any placement fee, introductory fee, arrangement fee, finder’s fee or any other fee, compensation, monetary benefit or any other benefit, gift, commission, gratification, bribe or kickback, whether described as a consultation fee or otherwise, with the object of obtaining or inducing the procurement of the Relevant Investment or any contract, right, privilege or other obligation or benefit related to the Relevant Investment.

(w) HSR Act. The Company has confirmed to QHREAC that the value of any assets held by the Company, together with all entities under the control (as “control” is defined under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”)) of the Company, that are non-exempt assets under 15 U.S.C. Section 18a(c)(2), 16 C.F.R. Section 802.21, or any other provision of the HSR Act, does not exceed $80.8 million.

4. Tax Matters.

(a) Tenant Interests. The Company shall provide QHREAC from time to time with written notification of certain tenants, if any, of the Company. Upon the Company’s written request to QHREAC, QHREAC agrees to provide the Company written notice within 15 Business Days of receipt of such request from the Company as to whether they have a

“prohibited ownership interest” in any such tenant after taking into account the attribution rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code (“constructive ownership”). QHREAC agrees to notify the Company in writing within 15 Business Days of any acquisition by QHREAC of a direct “prohibited ownership interest” or constructive ownership of a “prohibited ownership interest” with respect to any person that the Company has notified QHREAC is a tenant of the Company. A “prohibited ownership interest” is (i) in the case of a tenant of the Company which is a corporation, ownership of stock of such tenant possessing more than 9.9% of the total combined voting power of all classes of stock entitled to vote or more than 9.9% of the total number of shares of all classes of stock of such tenant, or (ii) in the case of a tenant of the Company which is not a corporation, the ownership of an interest of more than 9.9% in the assets or net profits of such tenant. For purposes of this Agreement, “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(b) Transfer Taxes. All transfer, sales and use, registration, stamp and similar Taxes imposed in connection with the sale of the Purchased Common Shares or any other transaction that occurs pursuant to this Agreement shall be borne solely by the Company.

(c) Real Estate Investment Trust. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Company’s Board of Directors determines in good faith that it is no longer in the best interest of the Company and its stockholders to be so qualified.

(d) Capital Gain Dividends. The Company shall provide reasonable advance written notice to QHREAC prior to declaring any dividend which could be treated, in whole or in part, as a capital gain dividend with respect to the Common Stock or the Series B Preferred Stock, as applicable; provided that, upon receipt of such notice from the Company, QHREAC will be subject to the confidentiality and standstill provisions contained in Exhibit B until such time that the subject of the notice is publicly disseminated; provided further that, the Company shall have no obligation to provide any notice under this Section 4(d) following such time that QHREAC owns (i) 10% or less of the Common Stock of the Company for any consecutive 12 month period and (ii) no shares of Series B Preferred Stock. QHREAC further agrees that it will notify the Company promptly of any purchases or sales of shares of Series B Preferred Stock or shares of Common Stock in order to assist the Company with its obligations under this provision. Unless notified by QHREAC otherwise, the Company may rely, with respect to QHREAC’s ownership of shares of Series B Preferred Stock, on the share register for the Series B Preferred Stock and, with respect to QHREAC’s ownership of shares of Common Stock, on filings made by QHREAC pursuant to Sections 13 and/or 16 under the Exchange Act.

(e) USRPHC Status. The Company shall use its reasonable best efforts to provide reasonable advance written notice to QHREAC if the Company believes the Common Stock or the Series B Preferred Stock is expected to become a United States real property interest within the meaning of Section 897(c) of the Code.

5. Registration Rights. The Company agrees to provide resale registration rights for the Purchased Common Shares. Within 180 days following completion of the Purchase, the Company will file a post-effective amendment to the Company’s Automatic Shelf Registration Statement on Form S-3 as filed with the Commission on November 7, 2016 (333-214478) (the “Resale Registration Statement”) to include the Purchased Common Shares under such Resale Registration Statement. In addition, by executing this Agreement, the parties agree that such Purchased Common Shares shall be deemed Registrable Shares under the Registration Rights Agreement, and shall be entitled to all of the benefits and subject to all of the conditions of Registrable Shares (as defined in the Registration Rights Agreement). All of the Purchased Common Shares shall be included in the Registration Statement without any further action by QHREAC, provided that QHREAC will be required to cooperate with the Company in providing any information required for the Purchased Common Shares to be included in the Registration Statement. By executing this Agreement, the parties are deemed to be making all of the representations and warranties set forth in the Registration Rights Agreement and are reaffirming that they are subject to the covenants and other obligations set forth therein.

6. Miscellaneous.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Arbitration. By mutual consent of the Company and QHREAC made at the time of any dispute hereunder, which either party may grant or withhold in its sole discretion, any action or proceedings brought by a party to recover damages in respect of any disagreement or dispute in connection with this agreement may be submitted to and finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce before a panel of three arbitrators selected in accordance with such Rules. The site of any such arbitration shall be Manhattan, New York, New York or such other place as Company and QHREAC shall agree at the time, and the proceedings shall be conducted in the English language. Any such arbitration award obtained pursuant to this clause shall be final and binding on the parties. The parties undertake to carry out any award without delay and the parties agree that judgment upon any such award may be entered by any court having jurisdiction or having jurisdiction over the relevant party or its assets.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f) Entire Agreement; Amendments; Waiver. This Agreement, together with the Registration Rights Agreement, supersedes all other prior oral or written agreements between QHREAC, the Company, their affiliates and Persons acting on their behalf with respect to the Purchase, and the other matters that are the subject of this Agreement, and this Agreement contains the entire understanding of the parties with respect to such matters and, except as specifically set forth herein or in the Registration Rights Agreement, neither the Company nor QHREAC makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and QHREAC. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The mailing addresses, e-mail addresses and facsimile numbers for such communications shall be:

If to the Company:

Apollo Commercial Real Estate Finance, Inc.

c/o Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

Attention: Jessica L. Lomm

Facsimile: 646-607-0298

E-mail: JLomm@ApolloLP.com

with a copy (for informational purposes only) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Jay L. Bernstein and Andrew S. Epstein

Facsimile: 212-878-8375

E-mail: Jay.Bernstein@CliffordChance.com;

Andrew.Epstein@CliffordChance.com

If to QHREAC, to its mailing address, e-mail address and facsimile number set forth on Schedule 1 hereto, with copies to QHREAC’s representatives as set forth on Schedule 1 hereto and to such other address and/or facsimile number and/or to the attention of such other Person as QHREAC has specified by written notice given to the Company five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of QHREAC. QHREAC shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, in which event such assignee shall be deemed to be QHREAC hereunder with respect to such assigned rights and obligations. Notwithstanding anything in this Agreement (including the preceding sentence) or the Registration Rights Agreement to the contrary, subject to its compliance with all applicable laws, the Articles of Amendment and Restatement of the Company and the Articles Supplementary, each as amended from time to time, QHREAC shall be entitled to transfer any and all of its shares of Common Stock and/or Series B Preferred Stock to any member of the Stockholder Group (as defined below) and all references to QHREAC under this Agreement shall apply to such transferee with respect to such transferred shares of Common Stock and/or Series B Preferred Stock; provided that any transferee of Common Stock and/or Series B Preferred Stock transferred pursuant to this Section 6(h) provides the Company a completed Form W-8BEN-E or W-8EXP, as applicable.

“Stockholder Group” shall mean, collectively, the governmental authority of the State of Qatar established by Emiri Decree No. 22 of 2005 and each of its direct or indirect wholly owned subsidiaries (including QHREAC).

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Survival. The representations and warranties of the Company and QHREAC contained in Sections 2 and 3 shall survive the Closing.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Headings: Construction. The article, section, and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular, and plural forms. The terms “including,” “includes,” “includes,” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof,” and words of like import refer to this entire Agreement instead of just the provision in which they are found. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each party shall have all rights and remedies set forth in this Agreement and all rights and remedies which each party has been granted at any time under any other agreement or contract and all of the rights which each party has under any law. Any party having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each party recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to any other party. Each party therefore agrees that any other party shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Page Follows]

IN WITNESS WHEREOF, QHREAC and the Company have caused its respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

Common Stock Purchase Agreement

IN WITNESS WHEREOF, QHREAC and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

QH RE ASSET COMPANY LLC

By:	/s/ Ahmad Al-Khanji
Name: Ahmad Al-Khanji
Title: Director

Common Stock Purchase Agreement

SCHEDULE 1

(1)	(2)	(3)	(4)	(5)
QHREAC	Address and Facsimile Number	Number of Purchased Common Shares	Aggregate Common Share Purchase Price	Legal Representative’s Address and Email
QH RE Asset Company LLC	Q-Tel Tower, Diplomatic Area StreetWest Bay, Doha P.O Box 23224, Qatar Facsimile: +974 4459 5990 E-mail: notices.RE@qia.qa; notices.legal@qia.qa	1,670,000	$30,794,800	White & Case LLP 1155 Avenue of the Americas New York, New York 10036 Attention: Oliver Brahmst Email: obrahamst@whitecase.com

Exhibit A

Accredited Investor Questionnaire

Please indicate the basis of QHREAC’s (the “purchaser”) status as an “accredited investor” as defined in Regulation D promulgated under the Securities Act by answering the following questions.

FOR INDIVIDUALS:

1.	The purchaser is a natural person and:

☐	(a)	Had an individual annual income[1] in each of the two most recent years in excess of $200,000, and reasonably expects to have an individual annual income in the current year in excess of $200,000.

☐	(b)	Had, together with the purchaser’s spouse, joint annual income in excess of $300,000 in each of the two most recent years, and reasonably expects their joint annual income in the current year to exceed $300,000.

☐	(c)	Has an individual net worth or joint net worth with the purchaser’s spouse in excess of $1,000,000. For purposes of this item, (i) “net worth” means the excess of the estimated fair market value of the purchaser’s total assets over total liabilities, individually or jointly with the purchaser’s spouse (as applicable), (ii) “total assets” means total assets excluding the purchaser’s primary residence, and (iii) “total liabilities” means total liabilities excluding any debt secured by the purchaser’s primary residence, except that “total liabilities” includes (A) any amount of debt secured by the purchaser’s primary residence that exceeds the estimated fair market value of such residence and (B) any amount of debt secured by the purchaser’s primary residence that was borrowed within the past 60 days for purposes other than the purchase of such residence.

[1]	For purposes of this Questionnaire, a person’s income is the amount of such person’s individual adjusted gross income (as reported on a federal income tax return) increased by:

(i)	any deduction for depletion of natural resources (Section 611 and others of the Code);

(ii)	any municipal bond interest (Section 103 of the Code); and

(iii)	any losses or deductions allocated to such person as a limited partner in a partnership.

☐	(d)	The purchaser is a director or executive officer of the Company. As used herein, “executive officer” means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making function for the Company. Executive officers of subsidiaries may be deemed executive officers of the Company if they perform such policy making functions for the Company.

OR ENTITIES:

2.	The purchaser is an entity – i.e., a corporation, partnership, limited liability company or other entity (other than a trust) – and:

☒	(a)	The purchaser is a corporation, partnership, limited liability company, a Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Code, in each case not formed for the specific purpose of acquiring the Purchased Common Shares and with total assets in excess of $5,000,000.

	(b)	The purchaser is one of the following institutional investors as described in Rule 501(a) adopted by the Commission under the Securities Act:

☐

(i)       A “bank” (as defined in Section 3(a)(2) of the Securities Act) or a “savings and loan association or other institution” (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in its individual or fiduciary capacity.

☐		(ii) A broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐		(iii) An “insurance company” (as defined in Section 2(13) of the Securities Act).

☐		(iv) An investment company registered under the Investment Company Act or a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

☐		(v) A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended.

☐		(vi) A “private business development company” (as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended).

☐

(vii)    An employee benefit plan within the meaning of Title I of U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (A) the investment decision to purchase the Purchased Common Shares was made by a “plan fiduciary” (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser, (B) which has total assets in excess of $5,000,000, or (C) which is a self-directed plan, with investment decisions made solely by persons, each of whom individually satisfies the net worth or income standards for natural persons set forth in Question 1 above. NOTE: To the extent that reliance is placed on clause (C), each person must complete and submit to the Company a copy of this Accredited Investor Questionnaire along with an original executed signature page.

☐

(viii)  A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees with total assets in excess of $5,000,000.

☐	(c)	Each shareholder, partner, member or other equity owner, as the case may be, satisfies the net worth or income standards for natural persons set forth in Question 1 above or for entities set forth in this Question 2. NOTE: If the purchaser checks this box 2(c), each equity owner of the purchaser’s securities must complete and submit to the Company a copy of this Accredited Investor Questionnaire along with an original executed signature page.

3.	The purchaser is a trust and:

☐	(a)	The trustee of the trust is a “bank” (as defined in Section 3(a)(2) of the Securities Act) or a “savings and loan association or other institution” (as defined in Section 3(a)(5)(A) of the Securities Act).

☐	(b)	The trust has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Purchased Common Shares, and the purchase of the Purchased Common Shares is being directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the purchase of the Purchased Common Shares.

Exhibit B

Confidentiality and Standstill Provisions

QHREAC agrees that it will use the notice provided pursuant to Section 4(d) of the Agreement (the “Confidential Information”) solely for the purpose of transferring its interest in the Company to another member of the Stockholder Group pursuant to Section 6(h) of the Agreement. QHREAC shall not share any Confidential Information with any person other than its officers, directors or employees who need to know the information for the purpose contemplated in the Agreement (collectively, the “Representatives”); provided, however, that such Representatives are first informed by QHREAC of the confidential nature of the information. QHREAC agrees (i) not to make any such disclosure or transmission of Confidential Information unless such Representatives have agreed to act in accordance with the confidentiality and standstill provisions in Exhibit B of the Agreement, and (ii) that, in any event, QHREAC shall be responsible for any actions by any of its Representatives which are not in accordance with the confidentiality and standstill provisions in Exhibit B of the Agreement. Subject to the provisions of the third paragraph of this Exhibit B, the Confidential Information will be kept confidential by QHREAC and all of its Representatives and will not be, without the prior written consent of the Company, disclosed, in whole or in part, to any third party by QHREAC or by any of its Representatives. Confidential Information includes, where the context requires, the fact that the Company provided notice to QHREAC (or any of its assignees or transferees) pursuant to Section 4(d) of the Agreement as well as the contents of the notice.

QHREAC hereby acknowledges that it is familiar with its responsibilities under the U.S. federal securities laws relating to restrictions on trading in securities of an issuer while in possession of material, non-public information, and restrictions on sharing such information with other persons who may engage in such trading; and that it will not violate those restrictions, and will use its reasonable best efforts to (i) restrict trading in the securities of the Company (other than transfers to another member of the Stockholder Group pursuant to Section 6(h) of the Agreement) until such time that the information contained in the notice provided pursuant to Section 4(d) of the Agreement has been made public and (ii) prevent any of its Representatives who receive the Confidential Information from violating those restrictions.

In the event that QHREAC or any of its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose (i) any Confidential Information, (ii) any information relating to the opinion, judgment or recommendation of any such person concerning the Company, its principals, affiliates or subsidiaries, or (iii) any other information supplied to QHREAC in the course of QHREAC’s or its Representatives’ dealings with the Company, QHREAC shall notify the Company, as promptly as practicable, of such request or requirement so that the Company may, at its expense, seek an appropriate protective order or waive compliance with the provisions in Exhibit B of this Agreement, and/or take any other mutually agreed action. QHREAC shall cooperate with the Company in any actions it may choose to take in seeking to prevent or limit disclosure. If, in the absence of a protective order or the receipt of a waiver hereunder, QHREAC or any of its Representatives are compelled or required by law or the order of any governmental, regulatory or self-regulatory body to disclose information, QHREAC or such Representative may disclose only that portion of the requested information which it is advised by counsel is legally required to be disclosed, and it will exercise its reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded the information.

The parties to this Agreement acknowledge that the Confidential Information will be preliminary and subject to change and QHREAC agrees that the Company shall not have any liability to it or any of its Representatives based on the Confidential Information or errors therein.

QHREAC agrees that money damages may not be a sufficient remedy for any breach of the provisions contained in Exhibit B of the Agreement by QHREAC or any of its Representatives, and that, in addition to all other remedies, the Company shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. QHREAC agrees not to raise as a defense or objection to the request or granting of such relief that any breach of the provisions of Exhibit B of the Agreement are or would be compensable by an award of money damages, and QHREAC further agrees to waive and to use its reasonable efforts to cause all of its Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy.